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                                                                    EXHIBIT 99.3

           FORM OF LETTER TO REGISTERED HOLDERS AND DTC PARTICIPANTS
                  REGARDING THE OFFER TO EXCHANGE ANY AND ALL
                    OUTSTANDING 7 5/8% SENIOR NOTES DUE 2012
                                       OF
                        THE JEAN COUTU GROUP (PJC) INC.

                PURSUANT TO THE PROSPECTUS DATED [             ]

              THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
      AT 5:00 P.M., NEW YORK CITY TIME, ON [             ] UNLESS EXTENDED
           BY THE JEAN COUTU GROUP (PJC) INC. IN ITS SOLE DISCRETION.

                                                                  [            ]

To Registered Holders and DTC Participants:

    We are offering to exchange (the "Exchange Offer"), upon and subject to the
terms and conditions set forth in the prospectus, dated [            ] (the
"Prospectus"), and the related letter of transmittal (the "Letter of Transmittal"), $1,000 principal amount of our 7 5/8% Senior Notes Due 2012, which have been registered under the Securities Act of 1933, as amended, for each $1,000 principal amount of our outstanding, unregistered 7 5/8% Senior Notes Due 2012 issued on July 30, 2004 ("Outstanding Notes"), of which $350,000,000 aggregate principal amount is outstanding.

    In connection with the Exchange Offer, we are requesting that you contact your clients for whom you hold Outstanding Notes registered in your name or in the name of your nominee, or who hold Outstanding Notes registered in their own names. We will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. However, you will, upon request, be reimbursed for reasonable out-of-pocket expenses incurred in connection with soliciting acceptances of the Exchange Offer. We will pay or cause to be paid all transfer taxes applicable to the exchange of Outstanding Notes pursuant to the Exchange Offer, except as set forth in the Prospectus and the Letter of Transmittal.

    For your information and for forwarding to your clients, we are enclosing the following documents:

    1.  the Prospectus;

    2. the Letter of Transmittal for your use in connection with the tender of the Outstanding Notes and for the information of your clients;

    3. the notice of guaranteed delivery to be used to accept the Exchange Offer if the Outstanding Notes and all other required documents cannot be delivered to the exchange agent on or prior to the Expiration Date; and

    4. A form of letter which may be sent to your clients for whose account you hold Outstanding Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

    To participate in the Exchange Offer, a beneficial holder must either:

    - cause to be delivered to The Bank of New York (the "Exchange Agent"), at the address set forth in the Letter of Transmittal, definitive certificated notes representing Outstanding Notes in proper form for transfer, together with a duly executed and properly completed Letter of Transmittal, with any required signature guarantees and any other required documents; or

    - cause a DTC participant to tender such holder's Outstanding Notes to the Exchange Agent's account maintained at the Depository Trust Company ("DTC") for the benefit of the Exchange Agent through DTC's Automated Tender Offer Program ("ATOP"), including transmission of a computer-generated message that acknowledges and agrees to be bound by the terms of the Letter of Transmittal.
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    By complying with DTC's ATOP procedures with respect to the Exchange Offer, the DTC participant confirms on behalf of itself and the beneficial owners of tendered Outstanding Notes all provisions of the Letter of Transmittal applicable to it and such beneficial owners as fully as if it completed, executed and returned the Letter of Transmittal to the Exchange Agent.

    You will need to contact those of your clients for whose account you hold definitive certificated notes or book-entry interests representing Outstanding Notes and seek their instructions regarding the Exchange Offer.

    If holders of Outstanding Notes wish to tender, but it is impracticable for them to forward their certificates for Outstanding Notes, or to comply with the book-entry transfer procedures, prior to the expiration of the Exchange Offer, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus and the Letter of Transmittal.

    Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the Exchange Agent, at its address and telephone number set forth on the front cover of the Letter of Transmittal.

                                          Very truly yours,

                                          The Jean Coutu Group (PJC) Inc.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE JEAN COUTU GROUP (PJC) INC. OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.